Exhibit 99.1

Power REIT Amends Lease to Fund Phase 2 of Greenhouse Improvements at property in Marengo Township, Michigan

Old Bethpage, New York, November 4, 2021 (GLOBE NEWSWIRE) Power REIT (NYSE-AMEX: PW and PW.PRA) (“Power REIT” or the “Trust”) today announced that it has finalized a lease amendment (the “Amendment”) to fund additional improvements to its greenhouse cultivation facility in Marengo Township, MI (the “Property”). Pursuant to the Amendment, Power REIT is providing funding for additional improvements to the Property on the same economic terms as the original lease. Power REIT’s capital commitment related to the additional budget items is approximately $4,100,000 which increases the straight-line annual rent by approximately $830,000 which represents an approximately 20% unleveraged core FFO yield.

Including the additional funding announced today, Power REIT’s total capital commitment is approximately $25,600,000 million for the purchase and improvement of 556,146 square feet of greenhouse and processing space. The 20 year “triple-net” lease is structured to provide straight-line annual rent of approximately $5,100,000, which represents an unleveraged core FFO yield of approximately 20% on Power REIT’s invested capital.

The Property is leased to Marengo Cannabis LLC, which is a wholly owned subsidiary of Millennium Cannabis LLC which is a wholly owned subsidiary of Millennium Investment & Acquisition Company (ticker: MILC). David Lesser is Chairman and CEO of Power REIT and also Chairman and CEO of Millennium Investment & Acquisition Company.

Property Improvements

The additional items for Phase 2 of facility improvements focus on transitioning the facility from pepper farming to cannabis cultivation. The greenhouse upgrades include air circulation fans, exhaust fans with carbon filters as well as installation of an upgraded greenhouse automation system. The existing energy curtain will be replaced, and a blackout curtain will be added for photoperiod control necessary for optimizing greenhouse cultivation of cannabis. Three quarters of an acre of the greenhouse will be converted into nursery space adjacent to the new state-of-the-art propagation room that is currently under construction. The construction of fourteen dedicated spaces incorporating precision energy-efficient environmental control equipment will ensure optimal conditions for the critical phase of drying and curing the harvested plants. Other general improvements are included in this lease addendum as well as upgrades to the office space, upgrades to the head-house, and installation of video surveillance and other security systems.

Construction and Progress

Improvements are currently underway for the modifications contemplated in the original lease. Perimeter security fencing, site grading, access gates and the parking lot are nearing completion. Fire separation between the head house and post-production has been erected and the construction of the propagation room is underway. Jared Schrader, President of Millennium Cannabis commented, “We are very pleased with the pace of construction at the Marengo, Michigan project. The funding provided by the lease amendment will enable us to continue the construction progress and our pathway to revenue. Approvals at the township level are moving along well and we have received approval from the Planning Committee and are currently working on next steps with the State of Michigan and Marengo township for the final site plan. Licensing is progressing as expected and we hope to commence cultivation of plants in early 2022.”

Michigan Cannabis Market Update

For the month of September 2021, the Michigan Marijuana Regulatory Agency (“MMRA”) reported regulated cannabis product sales of $161,339,691 (Medical and Adult Use) which represents 52.4% growth year over year. The price of flower in Michigan remains strong at $3,064 (MMRA), as impressive sales growth continues with total sales for 2021 on track to reach $2 billion.

David Lesser, Chairman and CEO of Power REIT commented, “We are pleased with the progress we have made since acquiring this property which we believe will be the largest cannabis cultivation facility in Michigan. The Michigan market remains very strong, and we are confident that Millennium Cannabis is putting in place a plan to become a low-cost large-scale producer of cannabis related products within the Michigan market. We believe we acquired this property at an attractive basis that, once operational, should provide Millennium Cannabis a competitive advantage. This transaction represents the latest example of Power REIT’s ability to deploy capital on a highly accretive basis.”

Statement on Sustainability

Power REIT owns real estate related to infrastructure assets including properties for Controlled Environment Agriculture facilities with a focus on greenhouses, Renewable Energy and Transportation.

CEA facilities in the form of greenhouses, provide an extremely environmentally friendly solution, which consume approximately 70% less energy than indoor growing operations that do not benefit from “free” sunlight. greenhouses use 90% less water than field grown plants, and all of Power REIT’s greenhouse properties operate without the use of pesticides and avoid agricultural runoff of fertilizers and pesticides. These facilities cultivate medical Cannabis, which has been recommended to help manage a myriad of medical symptoms, including seizures and spasms, multiple sclerosis, post-traumatic stress disorder, migraines, arthritis, Parkinson’s disease, and Alzheimer’s.

Renewable Energy assets are comprised of land and infrastructure associated with utility scale solar farms. These projects produce power without the use of fossil fuels thereby lowering carbon emissions. The solar farms produce approximately 50,000,000 kWh of electricity annually which is enough to power approximately 4,600 homes on a carbon free basis.

Transportation assets are comprised of land associated with a railroad, an environmentally friendly mode of bulk transportation.

About Power REIT

Power REIT, with a focus on the “Triple Bottom Line” and a commitment to Profit, Planet and People is a specialized real estate investment trust (REIT) that owns sustainable real estate related to infrastructure assets including properties for Controlled Environment Agriculture, Renewable Energy and Transportation. Power REIT is actively seeking to expand its real estate portfolio related to Controlled Environment Agriculture in the form of greenhouses for the cultivation of food and cannabis.

Additional information about Power REIT can be found on its website: www.pwreit.com

About Millennium Investment & Acquisition Co. Inc.

Millennium Investment and Acquisition Co. Inc. (ticker: MILC) is an internally managed, non-diversified, closed-end investment company. During 2020, MILC announced that it was seeking to de-register as an Investment Company that is regulated under Investment Company Act of 1940. MILC is currently seeking an Order from the SEC declaring that it has ceased to be an Investment Company as it no longer meets the definition of holding itself out as investing in securities but rather has pivoted to focus on direct investments in operating businesses.

MILC is currently focusing on opportunities in sustainable cannabis cultivation in greenhouses and sustainable production of activated carbon.

Additional information about MILC can be found on its website: www.millinvestment.com

Cautionary Statement About Forward-Looking Statements

This document includes forward-looking statements within the meaning of the U.S. securities laws. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “believe,” “expect,” “will,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “assume”, “seek” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained in this document regarding our future strategy, future operations, future prospects, the future of our industries and results that might be obtained by pursuing management’s current or future plans and objectives are forward-looking statements. You should not place undue reliance on any forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date of the filing of this document. Over time, our actual results, performance, financial condition or achievements may differ from the anticipated results, performance, financial condition or achievements that are expressed or implied by our forward-looking statements, and such differences may be significant and materially adverse to our security holders.

Contact:

David H. Lesser, Chairman & CEO	Mary Jensen, Investor Relations
dlesser@pwreit.com	mary@irrealized.com
212-750-0371	310-526-1707

301 Winding Road Old Bethpage, NY 11804
www.pwreit.com